EXHIBIT 23.1

November 15, 2010

We hereby consent to the inclusion of our Independent Auditors' Report on the financial statements of KaChing KaChing, Inc. for the period ended December 31, 2009 in KaChing Kaching, Inc.'s Form S-1/A-2 Registration Statement dated November 15, 2010

/s/ Beckstead and Watts, LLP
Beckstead and Watts, LLP
Henderson, Nevada